Surna Inc. Closes Private Placement for Aggregate Total of $2,225,000

Proceeds to be used for sales expansion and strategic growth

BOULDER, Colo. –– March 8, 2017 – Surna Inc. (OTCQB: SRNA) today announced the completion of a $2,225,000 private placement of 13,906,250 equity units at a price of $0.16 per unit. Each unit consisted of one share of common stock and a three-year warrant exercisable at $0.26 per share. No placement agent was used in the offering.

“We believe the ability of the company to rapidly complete a private placement at a modest discount to the current market price demonstrates the confidence of our shareholders and the investment community in our organization and our business plan,” said Surna CEO Trent Doucet. “Coupled with the recent elimination of 95% of our long-term debt, this financing further strengthens our balance sheet. We are now financially positioned to aggressively pursue our vision for growth and to meet the rapidly increasing market opportunities we are seeing in both the U.S. and international markets.”

Doucet also noted last week’s announcement of an $835,000 contract with Vancouver’s Sante Veritas Therapeutic as a further validation of the expanding geographic market potential for Surna’s products.

Following the private placement, Surna now has approximately 177 million shares of common stock issued and outstanding, and approximately 205 million shares outstanding on a fully diluted basis.

The company intends to conduct additional closings to accommodate investors with whom it has already been in discussions and who have executed paperwork. The company is not seeking or accepting additional new investors for this offering.

This press release is issued for informational purposes pursuant to Rule 135c of the Securities Act of 1933, as amended, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Surna

Headquartered in Boulder, Colorado, Surna Inc. (OTCQB: SRNA) develops and markets novel energy and resource-efficient solutions, including the company’s signature water-cooled climate control platform, which meet the highly specific demands of the cannabis industry for temperature, humidity, light and process control. Surna’s solutions aim to improve the efficiency, reliability, and overall yield of controlled environment agriculture (CEA). Though many of its clients do, Surna neither produces nor sells cannabis. For more information, please visit www.surna.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including the uncertainties as to the timing of the transactions described above, uncertainties as to how many holders will agree to the terms of a transaction and the possibility that various closing conditions for the transactions may not be satisfied or waived. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.